Exhibit 99.1

September 3, 2013

 FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Cynthia Williams
Executive Vice President	Senior Executive Vice President
Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-1478
AGreer@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation CEO to speak at Barclays Global Financial Services Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chairman and Chief Executive Officer Kelly S. King will present at the Barclays Global Financial Services Conference in New York, on Tuesday, Sept. 10, at 11:15 a.m. ET.

A webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T

BB&T is one of the largest financial services holding companies in the U.S. with $182.7 billion in assets and market capitalization of $23.8 billion, as of June 30, 2013. Based in Winston-Salem, N.C., the company operates 1,851 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com. More information about BB&T Corporation is available at www.BBT.com/About.

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